UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2008

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

This report is being filed to provide revised company information that reflects the adoption by Dollar Tree Stores, Inc., a Virginia corporation (the “Predecessor Registrant”), of a holding company form of organizational structure.  The holding company organizational structure was implemented by the merger (the “Merger”) in accordance with Section 13.1-719.1 of the Virginia Stock Corporation Act, of Dollar Tree Merger Sub, Inc., a Virginia corporation, with and into the Predecessor Registrant, with the Predecessor Registrant being the surviving corporation.  In the Merger, which was consummated on March 2, 2008, each share of the common stock of the Predecessor Registrant was converted into one share of common stock of Dollar Tree, Inc., a Virginia corporation (the “Registrant”).  Pursuant to the Merger, the Predecessor Registrant became a direct, wholly-owned subsidiary of the Registrant.  In the Merger, the Registrant issued new shares of common stock in uncertificated form, or, at the request of the holder, by stock certificate, the form of which is attached hereto as Exhibit 4.1.  The revised “Description of Capital Stock” for the Registrant, which is substantively identical to the description applicable to the Predecessor Registrant before the Merger, is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Certificate
99.1	Description of Capital Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

March 13, 2008	By:	/s/ Bob Sasser
Bob Sasser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Certificate
99.1	Description of Capital Stock